UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2016

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Entrance into Material Compensatory Contract or Arrangement.

On December 30, 2016, Rare Element Resources Ltd. (the “Registrant”) entered into a Fourth Amendment to Severance Compensation Agreement with Randall J. Scott, the Registrant’s President and Chief Executive Officer (the “Fourth Amendment”), that amends Mr. Scott’s existing Severance Compensation Agreement, dated as of April 23, 2013, as amended on January 11, 2016, March 18, 2016, and July 8, 2016 (as amended, the “Severance Compensation Agreement”).  The Registrant believes that the Fourth Amendment is fair and appropriate (i) to conserve the Registrant’s cash holdings during the current “care and maintenance” program for its Bear Lodge rare earth element project, and (ii) to ensure Mr. Scott’s continued employment, attention and dedication.

Pursuant to the Fourth Amendment, any potential severance compensation payable to Mr. Scott under the Severance Compensation Agreement as a result of a “qualifying termination” (as defined below) prior to a “change in control” (as defined in the Severance Compensation Agreement) will be reduced by the amount of salary paid to Mr. Scott during his employment with Rare Element Resources, Inc., a Wyoming corporation and wholly owned subsidiary of the Registrant (the “Company”), between January 1, 2016 and May 31, 2017.  In addition, pursuant to the Fourth Amendment, the separation compensation to be received by Mr. Scott under the Severance Compensation Agreement as a result of a qualifying termination on or after a change in control was reduced from two times to one times the sum of (a) Mr. Scott’s base salary as of January 1, 2016 plus (b) the greater of (i) the average of Mr. Scott’s annual bonus amount for the two fiscal years prior to January 1, 2016 or (ii) the target bonus amount established for Mr. Scott for the fiscal year in which the date of termination occurs, or, if none, an amount equal to 20% of Mr. Scott’s base salary for such fiscal year.  Mr. Scott agreed to the severance compensation reductions set forth in the Fourth Amendment in exchange for the receipt of a stock option grant to purchase 200,000 common shares of the Registrant, half of which will vest on each of March 31, 2017 and June 30, 2017.

Under the Severance Compensation Agreement with Mr. Scott, a “qualifying termination” includes a separation from service from the Company that is (i) initiated by the Company for any reason other than “cause” (which includes, among other things, conviction of a felony, theft, a material act of dishonesty or fraud, intentional or reckless conduct or gross negligence materially harmful to the Company, willful failure to follow lawful instructions of the person or body to which Mr. Scott reports, or gross negligence or willful misconduct in the performance of Mr. Scott’s assigned duties), death or disability, or (ii) initiated by Mr. Scott for “good reason” due to certain reasons, including a material change in title or duties, a material reduction in compensation or a material geographic relocation, in each case which the Company has failed to cure.

The description of the Fourth Amendment is merely a summary and is qualified in its entirety by reference to the Fourth Amendment to Severance Compensation Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Severance Compensation Agreement with Randall J. Scott, dated as of December 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2016

RARE ELEMENT RESOURCES LTD.

              /s/Randall J. Scott

By:

Name:

Randall J. Scott

Title:

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Severance Compensation Agreement with Randall J. Scott, dated as of December 30, 2016

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